STATE OF NEVADA
ROSS MILLER Secretary of State	OFFICE OF THE STATE SECRETARY OF STATE.	SCOTT W. ANDERSON Deputy Secretary For Commercial Recordings

Filing Acknowledgement

December  18, 2007

Job Number	Corporation Number
C20071219-0700	C16546-1997

Filing Description	Document Filing Number	Date/ Time of Filing
Amendment	20070858843-25	December 18, 2007 04:05:42 PM

Corporation Name	Resident Agent
CHINA VALVES TECHNOLOGY, INC.	THE CORPORATE PLACE, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time has been affixed to each document, indicating the  date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

                    Respectfully,

                    /s/Ross Miller
                    ROSS MILLER
                    Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20070858843-25
Filing Date and Time 12/18/2007 4:05 PM
Entity Number C16546-1997

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(PURSUANT TO NRS 78.385 AND 78.390 – After Issuance of Stock)

1.	Name of Corporation:
Intercontinental Resources, Inc.

2.	The articles have been amended as follows (provided article number, if available):
Article I: The new name of the Company shall be China Valves Technology, Inc.

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:   53,368

4.	Effective date of filing (optional): 12/18/07

5.	Officer Signature (Required): X /s/ Mathew Markin
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote.  In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.